                                                                   Exhibit 10.22




                                    AGREEMENT

         THIS AGREEMENT is made and entered into by and between MAS Capital Inc. ("MAS") and Hopkins Capital Group II, LLC, ("Hopkins Capital") as of this 29th day of March, 2002.

                               W IT N E S S E T H:

         WHEREAS, Aaron Tsai is the President and principal stockholder of MAS; and

         WHEREAS, BDSI has proposed a 4.370-for-1 reverse stock split which has not been effected through the filing of an amendment to its Articles of Incorporation as of the date hereof; and

         WHEREAS, MAS owns 327,600 shares (before the proposed 1-for-4.370 shares reverse stock split) of common stock of BioDelivery Sciences International, Inc. ("BDSI") as evidenced by Certificate No. 1 ("the MAS Shares"); and

         WHEREAS, MAS has been granted an option to purchase 100,000 shares of the Company's common stock evidenced by Option Number NQ-00019 (before the planned 1-for-4.370 reverse stock split) (the "MAS Option"); and

         WHEREAS, Mr. Tsai is desirous of surrendering and canceling the MAS Option and transferring all right, title and interest to the MAS Shares pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration in hand received, including the mutual covenants and promises of the parties set forth herein, and the consideration to be delivered hereunder, the parties mutually agree as follows:

         1. MAS hereby surrenders to BDSI and authorizes BDSI to cancel the MAS Option. As a result of said surrender and subsequent cancellation, MAS will have no right or entitlement to acquire any securities of BDSI. The surrender shall be completed by the delivery of the Surrender attached as Exhibit "A".

         2. MAS hereby agrees to sell and assign to Hopkins Capital the MAS Shares. MAS has no direct or indirect interest in any shares of BDSI other than the MAS Shares. The assignment shall be completed by the delivery of the Assignment attached hereto as Exhibit "B" together with the delivery of Certificate No. 1 to Hopkins Capital.

         3. The purchase price for the MAS Shares to Hopkins Capital and to BDSI shall be $150,696. The purchase price shall be paid by a Promissory Note in the form of Exhibit "C" issued by Hopkins Capital which shall bear interest at six percent (6%) per annum. All principal and interest shall be paid in one (1) installment, one (1) year from the date of said Promissory Note.

         4. MAS represents and warrants to Hopkins Capital and to BDSI that: (i) it has the right and authority to surrender for cancellation the MAS Option without the consent or approval of any other party; (ii) it has the right to sell and assign the MAS Shares without the consent or authorization of any other party; (iii) it is the sole and complete owner of the MAS Shares and the MAS Option, subject to no prior assignment, sale, pledge or hypothecation prior to the date hereof; (iv) that following the surrender and cancellation of the MAS Option and the sale and assignment of the MAS Shares, MAS will own no shares and have no options or other rights to acquire any shares of BDSI; and (v) following the closing of this Agreement, MAS will have no right to receive any consideration in any form or nature from BDSI.

         5. This Agreement constitutes the entire understanding of the parties and shall not be amended or otherwise altered except in writing, executed by the parties hereto.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties set their hand and seal on the day and year first above written.

MAS Capital Inc.                      Hopkins Capital Group II, LLC


By: /s/ Aaron Tsai                    By: /s/ Frank E. O'Donnell
    ---------------------------       -----------------------------------
    Aaron Tsai, President             Francis E. O'Donnell, Manager

                    BIODELIVERY SCIENCES INTERNATIONAL, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                CONSULTANT OPTION

Option Agreement Number:                     NQ-00019

Date of Grant/Award:                         April 4, 2001

Name of Optionee:                            Aaron Tsai

Optionee's Social Security Number:

Initial Vesting Date:                        See Paragraph 5

Initial Exercise Date:                       See Paragraph 5

Expiration Date:                             April 3, 2006 (the "Option Term")

         1. Dated as of the above-stated Date of Grant/Award (the "Grant Date") a Stock Option (the "Option") is hereby granted to the above-named Optionee. The Award of this Option conveys to the Participant the right to purchase from BioDelivery Sciences International, Inc. (the "Company") up to 100,000 shares of Stock (the "Option Shares") at an exercise price of $0.70 per share. The Option awarded hereunder is intended to be a nonqualified stock option subject upon its exercise to treatment, for tax purposes, under Section 83 of the Internal Revenue Code, and is specifically not intended to be treated as an Incentive Stock Option as such term is defined under Section 422 of the Internal Revenue Code.

         2. Except as specifically provided herein, the rights of the Optionee, or of any other person entitled to exercise the Option, are governed by the terms and provisions of this Agreement. The Option is granted pursuant to the terms of this Agreement, which is incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with this Agreement. The Company shall interpret and construe this Option Agreement with respect to any issue arising thereunder or hereunder, and such interpretations and determinations by the Company shall be conclusive and will bind the parties hereto and any other person claiming an interest hereunder.

         3. To the extent not previously exercised, the Option and all rights with respect thereto, shall terminate and become null and void when the Option Term expires.

         4. Following the Initial Exercise Date, but subject to such further limitations provided for herein as may apply, the Option shall become exercisable as to all or any part of the Option Shares ("Vested Shares") awarded in accordance with the following Vested Ratio schedule:

          NUMBER OF SHARES OF STOCK                        VESTING DATE
          -------------------------                        ------------
                Fully Vested                 First to occur of: (1) 24 months from the
                                               date of grant; or (ii) 13 months from
                                                         completion of IPO

         5. The Option may be exercised with respect to all or any part of the number of Vested Shares by the giving of written notice ("Notice") of the Optionee's intent to exercise to the Company at least five days prior to the date on which exercise is to occur. The Notice shall specify the exercise date and the number of Option Shares as to which the Option is to be exercised. Full payment of the Option exercise price by any of the means of consideration provided for under this Agreement shall be made on or before the exercise date specified in the Notice. Such full payment having occurred on or before the exercise date specified in the Notice, or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased. If the Optionee fails to pay for any of the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee's right to purchase such Option Shares may be terminated by the Company.

         6. During the Optionee's lifetime, the Option granted hereunder shall be exercisable only by the Optionee or by any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in the case of the death of the Optionee, by will or by the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process.

         7. The Company may unilaterally amend the Option Award at any time if the Company determines, in its sole discretion that amendment is necessary or advisable in light of any applicable addition to or change in the Internal Revenue Code, any regulations issued thereunder, or any federal or state securities law or other applicable law or regulation.

         8. Until the date a Stock certificate is issued to an Optionee, an Optionee shall have no rights as a stockholder with respect to the shares of Stock subject to Award under this Non-Qualified Stock Option Agreement, and no adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such Stock certificate is issued.

         9. The Optionee acknowledges having received and read a copy of this Agreement and agrees to comply with all laws, rules and regulations applicable to the Award and to the sale or other disposition of the Stock of the Company received.

         10. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at Administrative Building 4, 185 South Orange Avenue, Newark, New Jersey 07103, and any notice to the Optionee shall be addressed to the Optionee at the address currently shown on the payroll records of the Company. Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

         IN WITNESS WHEREOF, BioDelivery Sciences International, Inc. has caused its duly authorized officers to execute this nonqualified Stock Option Agreement, and the Optionee has placed his or her signature hereon, effective as of the Grant Date.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Attest:



By:      /s/ Francis E. O'Donnell
   ---------------------------------
         Francis E. O'Donnell, MD
         Title:   Chairman

ACCEPTED AND AGREED TO:



By:      /s/ Aaron Tsai
    --------------------------------
         Aaron Tsai, Optionee

                                  CERTIFICATE

                                   AARON TSAI

         COMES NOW Aaron Tsai and hereby represents and warrants as follows:

         1. Aaron Tsai is the President, a Director and controlling stockholder of MAS Capital Inc.

         2. Following the closing of the Agreement between MAS Capital Inc. and Hopkins Capital Group II, LLC, dated March 29, 2002, neither MAS Capital Inc. nor Aaron Tsai will either directly or indirectly, own or control any shares of common stock or options to purchase shares of common stock or any other security of BDSI.

         3. Neither Aaron Tsai nor MAS Capital Inc., either directly or indirectly, have any right or entitlement to any consideration or compensation from BDSI.

         4. Neither MAS Capital Inc. nor Aaron Tsai, either directly or indirectly, own, control, or have an interest of any nature, in any of the shares of BDSI held of record by the stockholders (other than MAS Capital Inc.) of MAS Acquisition XXIII Corp. at the date of the investment by Hopkins Capital Group II, LLC.

         IN WITNESS WHEREOF, I, Aaron Tsai, have provided this Certificate and represent that it is true and correct, and may be relied upon by BDSI, and regulatory agencies with which BDSI is currently engaged, including, but not limited to NASDAQ, NASD and SEC.


                                          /s/  Aaron Tsai
                                          ---------------
                                               Aaron Tsai

COUNTY OF Los Angeles
STATE OF  California

         Acknowledged and subscribed before me on MARCH 29TH, 2002 by Aaron Tsai, who is personally known to me or who has produced DRIVERS LICENSE as identification.

                                       /s/ Andrea Maihe
                                       -----------------
                                           Notary Public

         [NOTARY SEAL]
---------------------------------------------------------------
Print, type, or stamp commissioned name and affix official seal

                                   EXHIBIT "B"
                                   ASSIGNMENT

         For value received, MAS Capital Inc. hereby sells, assigns and transfers unto Hopkins Capital Group II, LLC. 327,600 shares of common stock (before adjustment for the 1-for-4.370 reverse stock split ) of BioDelivery Sciences International, Inc. represented by Certificate No. 1 and does hereby irrevocably constitute and appoint Francis E. O'Donnell as my attorney-in-fact to transfer said shares on the books of BioDelivery Sciences International, Inc.
Dated:            3-29     , 2002
         ------------------


                                             MAS Capital Inc.


                                             /s/ Aaron Tsai
                                             -----------------------------------
                                                 Aaron Tsai

STATE OF  California
COUNTY OF Los Angeles

         Acknowledged and subscribed before me on MARCH 29TH, 2002 by Aaron Tsai, who is personally known to me or who has produced DRIVERS LICENSE as identification.

                                                 /s/ Andrea Maihe
                                                 -----------------
                                                     Notary Public

         [NOTARY SEAL]
---------------------------------------------------------------
Print, type, or stamp commissioned name and affix official seal

                                  EXHIBIT "C"
                                PROMISSORY NOTE
$150,696                                                     St. Louis, Missouri
                                                                 March 29, 2002

         FOR VALUE RECEIVED, Hopkins Capital Group II, LLC. promises to pay to the order of MAS Capital Inc., the principal sum of One Hundred Fifty Thousand Six Hundred Ninety Six Dollars and No Cents ($150,696), together with interest thereon at the rate of six percent (6%) per annum from the date hereof until maturity, both principal and interest being payable in lawful money of the United States, such principal and interest payable in installments as follows:

         All principal and interest shall be due and payable one (1) year from the date hereof.

         The Borrower may prepay this Note at any time without penalty.

         If any payment of principal or interest is not paid when due, then the entire unpaid principal and interest on this Note may be declared immediately due and payable at the option of the Holder of this Note, without notice to the undersigned.

         Should it become necessary to collect this Note through an attorney, then all parties liable herein agree to pay all costs of collection, including reasonable attorneys' fees, costs and attorneys' fees of appeal, appraisal fees, abstract fees and reasonable costs of preserving and protecting the collateral. The Borrower waives presentment, demand, protest, notice of dishonor and notice of protest.

         This Note shall be governed by and construed and enforced according to the laws of the State of Missouri and venue with respect to any litigation on this Note shall be St. Louis, Missouri.

                                     Hopkins Capital Group II, LLC.


                                     /s/ Francis E. O'Donnell
                                     ---------------------------------
                                         Francis E. O'Donnell, Manager

                                                               March 29, 2002
                                                    --------------------------